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EXHIBIT 23.5

Consent of Independent Auditors

        We consent to the reference to our firm under the captions "Selected Financial Data", "Change in Independent Auditors" and "Experts" and to the use of our report dated November 27, 2002, with respect to the financial statements of Petróleos Mexicanos, the Subsidiary Entities and the Subsidiary Companies in the Registration Statement (Form F-4), and related Prospectus of Pemex Project Funding Master Trust for the registration of U.S. $750,000,000 8.00% Notes due 2011, U.S. $1,000,000,000 7.875% Notes due 2009, U.S. $500,000,000 8.625% Bonds due 2022 and U.S. $1,000,000,000 7.375% Notes due 2014 of Pemex Project Funding Master Trust.

/s/ MANCERA, S.C. Mancera, S.C. A Member Practice of Ernst & Young Global
Mexico City, Mexico February 11, 2003

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  EXHIBIT 23.5
Consent of Independent Auditors